Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 333-85803) pertaining to the Freeport-McMoRan Copper & Gold Inc. 1999 Stock Incentive Plan,

2)	Registration Statement (Form S-8 No. 333-105535) pertaining to the Freeport-McMoRan Copper & Gold Inc. 2003 Stock Incentive Plan,

3)	Registration Statement (Form S-8 No. 333-115292) pertaining to the Freeport-McMoRan Copper & Gold Inc. 2004 Director Compensation Plan,

4)	Registration Statement (Form S-8 No. 333-136084) pertaining to the Freeport-McMoRan Copper & Gold Inc. 2006 Stock Incentive Plan,

5)	Registration Statement (Form S-8 No. 333-141358) pertaining to the Phelps Dodge 2003 Stock Option and Restricted Stock Plan and the Phelps Dodge 1998 Stock Option and Restricted Stock Plan,

6)	Registration Statement (Form S-8 No. 333-147413) pertaining to the Amended and Restated Freeport-McMoRan Copper & Gold Inc. 2006 Stock Incentive Plan,

7)
Registration Statement (Form S-8 No. 333-189047) pertaining to the Plains Exploration & Production Company 2010 Incentive Award Plan; the Plains Exploration & Production 2004 Stock Incentive Plan; the McMoRan Exploration Co. Amended and Restated 2008 Stock Incentive Plan; the McMoRan Exploration Co. 2005 Stock Incentive Plan, as amended and restated; the McMoRan Exploration Co. 2004 Director Compensation Plan, as amended and restated; the McMoRan Exploration Co. 2003 Stock Incentive Plan, as amended and restated; the McMoRan Exploration Co. 2001 Stock Incentive Plan, as amended and restated; the McMoRan Exploration Co. 2000 Stock Incentive Plan, as amended and restated; the McMoRan Exploration Co. 1998 Stock Option Plan, as amended and restated; and the McMoRan Exploration Co. 1998 Stock Option Plan for Non-Employee Directors, as amended and restated,

8)	Registration Statement (Form S-3 No. 333-206257) pertaining to the Freeport-McMoRan Inc. 2015 Automatic Shelf Registration Statement, and

9)	Registration Statement (Form S-8 No. 333-212523) pertaining to the Freeport-McMoRan Inc. 2016 Stock Incentive Plan;

of our report dated February 26, 2016 (except for Note 2, as to which the date is November 9, 2016), with respect to the consolidated financial statements of Freeport-McMoRan Inc., and our report dated February 26, 2016, with respect to the effectiveness of internal control over financial reporting of Freeport-McMoRan Inc., included in this Current Report on Form 8-K for the year ended December 31, 2015.

/s/ ERNST & YOUNG LLP

Phoenix, Arizona
November 9, 2016